Exhibit 2.1
ACKNOWLEDGEMENT AND AMENDMENT NO. 3 to MASTER AGREEMENT
This Acknowledgement and Amendment No. 3 to Master Agreement (together with the Exhibits hereto, this “Amendment No. 3”) is made as of the 24th day of July 2013, by and among ConAgra Foods, Inc., a Delaware corporation (“Oracle”), Cargill, Incorporated, a Delaware corporation (“Watson”) and CHS Inc., a Minnesota corporation (“Iris”), in connection with that certain Master Agreement, made as of the 4th day of March, 2013, as amended (the “Master Agreement”), by and among Oracle, Watson, Iris and HM Luxembourg S.à r.l., a Luxembourg S.à r.l. (“Newco”). Oracle, Watson and Iris are each referred to herein individually as a “Parent” and collectively as the “Parents.” Capitalized terms not otherwise defined herein will have the respective meanings assigned to them in the Master Agreement.
RECITALS
1.    In accordance with Section 9.02(a) of the Master Agreement, the Parents may amend the Master Agreement, and any such amendment will be binding upon each Parent if such amendment is set forth in a writing executed by any such Parent and such amendment will be binding upon Newco if such amendment or waiver is set forth in a writing executed by all Parents.
2.    The Parents desire to amend the Master Agreement to provide for certain changes to the terms and exhibits thereof and to memorialize the completion of certain Incomplete Transaction Documents, in each case as further provided herein, and by their execution of this Amendment No. 3 the Parents intend for this Amendment No. 3 to be an amendment to the Master Agreement that is binding on all Parents and Newco.
Accordingly, the Parents, intending to be legally bound hereby, agree as follows:
I.Amendment of Master Agreement (Body).
(a)Section 2.02(a)(iii) of the Master Agreement is hereby deleted in its entirety and replaced with the following: “(iii)    (A) A Patent and Technology License Agreement (Oracle to Sky), in substantially the form attached hereto as Exhibit B (the “Oracle License-In Agreement”), (B) a Patent and Technology License Agreement (Sky to Oracle), in substantially the form attached hereto as Exhibit C (the “Oracle License-Out Agreement”), and (C) the IP Matters Agreement, in each case duly executed by Oracle;”
(b)Section 2.02(b)(iii) of the Master Agreement is hereby deleted in its entirety and replaced with the following: “(iii)    (A) the Watson License-In Agreement, (B) the Watson License-Out Agreement, and (C) the IP Matters Agreement, in each case duly executed by Watson;”

(c)The reference for Section 2.02(c)(ix) of the Master Agreement is hereby changed to Section 2.02(c)(x) and the following provision is hereby added to the Master Agreement as the new Section 2.02(c)(ix) therein: “(ix)    The IP Matters Agreement, duly executed by Iris; and;”
(d)Clause (iv) of Section 3.03 of the Master Agreement is hereby deleted in its entirety and replaced with the following: “(iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any obligation, right of termination, cancellation or acceleration, increase of any obligation or a loss of a benefit under, any of the terms, conditions or provisions of, or result in the creation of any Lien upon, any of its Assets (except in the case of Contracts, only those Contracts which are Contributed Subsidiary Material Contracts);”
(e)Clause (iv) of Section 4.03 of the Master Agreement is hereby deleted in its entirety and replaced with the following: “(iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any obligation, right of termination, cancellation or acceleration, increase of any obligation or a loss of a benefit under, any of the terms, conditions or provisions of, or result in the creation of any Lien upon, any of its Assets (except in the case of Contracts, only those Contracts which are Contributed Subsidiary Material Contracts);”
(f)The definition of “IP Matters Agreement” in Article X of the Master Agreement is hereby deleted in its entirety and replaced with the following: ““IP Matters Agreement” means an IP Matters Agreement among the Parents, and Newco, to be completed in compliance with Section 5.15(d);”
(g)The definition of “Watson License-In Agreement” in Article X of the Master Agreement is hereby deleted in its entirety and replaced with the following: ““Watson License-In Agreement” means a Patent and Technology License Agreement (Watson to Sky), between Watson and Sky, to be completed in compliance with Section 5.15;”
(h)The definition of “Watson License-Out Agreement” in Article X of the Master Agreement is hereby deleted in its entirety and replaced with the following: ““Watson License-Out Agreement” means a Patent and Technology License Agreement (Sky to Watson), between Sky, Sky Canada, Oracle Puerto Rico and Watson, to be completed in compliance with Section 5.15;”
II.Amendment of Exhibits to the Master Agreement and Other Ancillary Documents.
(a)    Exhibit B to the Master Agreement is hereby amended and restated in its entirety as set forth on Annex II-A hereto.

(b)    Exhibit C to the Master Agreement is hereby amended and restated in its entirety as set forth on Annex II-B hereto.
(c)    Exhibit E to the Master Agreement is hereby amended and restated in its entirety as set forth on Annex II-C hereto.
(d)    Exhibit K to the Master Agreement is hereby amended and restated in its entirety as set forth on Annex II-D hereto.
(e)    The form of the Alliance Agreement is hereby amended and restated in its entirety as set forth on Annex II-E hereto.
(f)    The form of the Oracle Puerto Rico Charter is hereby amended and restated in its entirety as set forth on Annex II-F hereto.
III.Completion of Transaction Documents. The Parties hereby acknowledge that the forms of certain of the Incomplete Transaction Documents (other than the Incomplete Ancillary Exhibits) have been completed pursuant to Section 5.15 of the Master Agreement as follows:
(a)    The form of the Watson Purchase and Sale Agreement (Hourly Pension Plan and Collective Agreements) is set forth at Annex III-A;
(b)    The form of the IP Matters Agreement is set forth at Annex III-B;
(c)    The form of the Watson License-In Agreement is set forth at Annex III-C; and
(d)    The form of the Watson License-Out Agreement is set forth at Annex III-D.
IV.Effect of Amendment. Except as specifically amended as set forth above, the Master Agreement shall continue in full force and effect. Nothing in this Amendment No. 3 shall be construed to amend, modify or waive any provision of the Master Agreement other than those specifically amended or modified as set forth above.
V.Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Amendment No. 3. Whenever required by the context, any pronoun used in this Amendment No. 3 will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words “include” or “including” in this Amendment No. 3 will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Amendment No. 3.

In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Parent by virtue of the authorship of any of the provisions of this Amendment No. 3.
VI.Governing Law. Any Proceedings arising out of or relating to this Amendment No. 3 will be subject to Section 9.08 of the Master Agreement.
VII.Counterparts; Effectiveness. This Amendment No. 3 may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Parent), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Amendment No. 3, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manners and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Parent, the other Parents will re-execute original forms thereof and deliver them to the requesting Parent. No Parent will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Parent forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parents have caused this Acknowledgement and Amendment No. 3 to Master Agreement to be duly executed by their respective authorized officers on the day and year first above written.

CONAGRA FOODS, INC.

/s/ Bill J. Hahn
Name: Bill J. Hahn
Title: Vice President, M&A

CARGILL, INCORPORATED

/s/ Kim Scott Portnoy
Name: Kim Scott Portnoy
Title: Corporate Vice President

CHS INC.

/s/ Mark L. Palmquist
Name: Mark L. Palmquist
Title: Vice President and COO